Exhibit 99.1

CSC Delivers Strong Revenue, Adjusted EBIT and Adjusted Free Cash Flow Growth

in Fourth Quarter and Fiscal Year 2017

•	Q4 Earnings per Share from Continuing Operations was $(1.05), including the Cumulative Impact of Certain Items of $(2.20) per share, reflecting Merger-related integration and transaction costs, as well as pension and restructuring costs

•	Q4 Non-GAAP Earnings per Share from Continuing Operations was $1.15, compared with $0.82 in the prior year

•	FY17 Earnings per Share from Continuing Operations was $(0.88), including the Cumulative Impact of Certain Items of $(3.98) per share

•	FY17 Non-GAAP Earnings per Share from Continuing Operations was $3.10, compared with $2.57 in the prior year

•	FY17 Net Cash from Operating Activities was $978 million

•	FY17 Adjusted Free Cash Flow of $610 million, an increase of 91% over FY16 Adjusted Free Cash Flow of $319 million

TYSONS, Va., May 25, 2017 - DXC Technology Company (NYSE:DXC) today reported results on behalf of Computer Sciences Corporation (“CSC”) for the fourth quarter of fiscal 2017.

“In fiscal 2017, CSC took major steps toward our goal of establishing a leadership position in digital transformation,” said Mike Lawrie, chairman, president and CEO. “Beyond successfully bringing together CSC and the Enterprise Services business of Hewlett Packard Enterprise into DXC Technology, we maintained significant next-gen offerings and Business Process Services momentum, and established key strategic partnerships. As we invested into digital and IP, we delivered revenue growth and margin expansion, as well as earnings and free cash flow growth in fiscal 2017, and have positioned DXC Technology to deliver margin expansion in fiscal 2018.”

Financial Highlights - Fourth Quarter Fiscal 2017

•	Diluted earnings per share from continuing operations was $(1.05) in the fourth quarter, compared with $(0.78) in the year ago period, reflecting Merger-related integration and transaction costs, as well as pension and restructuring costs. Diluted earnings per share from continuing operations included $(0.93) per share of restructuring costs, $(0.76) per share of transaction and other integration-related costs and $(0.47) per share of pension and other post-retirement benefit (OPEB) actuarial and settlement impacts.

•	Non-GAAP diluted earnings per share from continuing operations was $1.15, compared with $0.82 in the prior period.

•	Income from continuing operations before taxes was $(187) million for the fourth quarter, compared with $(187) million in the year ago quarter and included $(153) million of restructuring costs, $(147) million of transaction and integration-related costs and $(86) million of pension and OPEB actuarial and settlement impacts. Non-GAAP income from continuing operations, before taxes was $199 million compared with $109 million a year ago.

•	Consolidated segment commercial operating income, which includes GBS and GIS, excluding certain items, was $248 million compared with $156 million in the fourth quarter of fiscal 2016. Consolidated segment commercial operating margin on the same basis was 13.1% compared with 8.6% in the year ago period.

•	Adjusted EBIT was $216 million in the fourth quarter. Adjusted EBIT margin was 11.4% compared with 6.8% in the year ago quarter.

•	Net cash provided by operating activities was $173 million in the fourth quarter, compared with $60 million in the year ago quarter.

•	Adjusted free cash flow was $204 million in the fourth quarter, compared with $(66) million in the year ago quarter.

Financial Highlights - Fiscal 2017

•	Diluted earnings per share from continuing operations was $(0.88) for fiscal 2017, compared with $0.50 in fiscal 2016, reflecting Merger-related integration and transaction costs, as well as pension and restructuring costs. Diluted earnings per share from continuing operations included $(1.44) per share of restructuring costs, $(2.02) per share of transaction and integration-related costs and $(0.49) per share of pension and OPEB actuarial and settlement impacts.

•	Non-GAAP diluted earnings per share from continuing operations was $3.10, compared with $2.57 in the prior period.

•	Income from continuing operations, before taxes was $(174) million for fiscal 2017, compared with $10 million in the prior year and included $(247) million of restructuring costs, $(403) million of transaction and integration-related costs and $(87) million of pension and OPEB actuarial and settlement impacts. Non-GAAP income from continuing operations, before taxes was $563 million compared with $425 million a year ago.

•	Consolidated segment commercial operating income, which includes GBS and GIS, excluding certain items, was $807 million compared with $660 million in fiscal 2016. Consolidated segment commercial operating margin on the same basis was 10.6% compared with 9.3% in the prior year.

•	Adjusted EBIT was $627 million in fiscal 2017. Adjusted EBIT margin was 8.2% compared with 7.1% in the prior year.

•	Net cash provided by operating activities was $978 million in fiscal 2017, compared with $802 million in the prior year.

•	Adjusted free cash flow was $610 million in fiscal 2017, compared with $319 million in the prior year, an increase of 91%.

Global Business Services

GBS revenues of $1,043 million in the quarter compares with $941 million in the year ago quarter, an increase of 10.8%. GBS revenues increased 14.2% year-over-year in constant currency to $1,075 million. GBS revenues growth was driven by the contributions of our recent acquisitions, as well as momentum in our business process services offerings. GBS consolidated segment operating margin in the quarter, excluding the impact of certain items, was 13.8% up from 11.1% in the prior year. New business awards for GBS were $1.1 billion in the fourth quarter.

Global Infrastructure Services

GIS revenues of $846 million in the quarter compares with $866 million in the year ago quarter, a decrease of 2.3%. GIS revenues increased 0.2% year-over-year in constant currency to $868 million. The GIS revenues increase was driven by the contributions of our recent acquisitions and the growth in our next generation offerings. GIS consolidated segment operating margin in the quarter, excluding the impact of certain items, was 12.3% up from 6.0% in the prior year, reflecting a shift in mix toward cloud-based software solutions. New business awards for GIS were $1.0 billion in the fourth quarter.

Returning Capital to Shareholders

During the fourth quarter, CSC returned $20 million to shareholders in the form of common stock dividends.

Earnings Conference Call and Webcast

As previously disclosed, effective April 1, 2017, CSC became a wholly owned subsidiary of DXC Technology Company, an independent public company formed in connection with the spin-off and combination with CSC of the Enterprise Services business of the Hewlett Packard Enterprise Company (“HPES”). CSC common stock was suspended from trading on the NYSE effective as of the opening of trading on April 3, 2017. CSC filed a Form 15 with the SEC on April 18, 2017 to deregister the shares of CSC common stock. DXC common stock began regular-way trading under the symbol “DXC” on the New York Stock Exchange on April 3, 2017.

This press release is the earnings release of CSC, and the financial information set forth herein relates only to CSC and its subsidiaries, as of and for the two years ended March 31, 2017 and as of and for the three-month periods ended March 31, 2017 and April 1, 2016, which predate the April 1, 2017 effective date of the previously disclosed merger transaction involving CSC. This press release does not include the financial results of HPES for any periods. Accordingly, unless the context otherwise requires, references herein to “CSC,” the “Company,” “we,” “us” or “our” refer only to CSC and its pre-combination subsidiaries and not to DXC, HPES or their pre-combination subsidiaries.

Beginning with the first quarter press release for the quarter ending June 30, 2017, DXC will report on a consolidated basis representing the combined operations of CSC and HPES and their respective subsidiaries. Because CSC is deemed the acquirer in this combination for accounting purposes under U.S. Generally Accepted Accounting Principles (GAAP), CSC is considered DXC’s predecessor, and the historical financial statements of CSC prior to April 1, 2017 will be reflected in DXC’s future quarterly and annual reports as DXC’s historical financial statements.

DXC senior management will host a conference call and webcast to discuss these results today at 5 p.m. EST. The dial-in number for domestic callers is 888-428-9480. Callers who reside outside of the United States or Canada should dial +1-719-457-2621. The passcode for all participants is 9327678. The webcast audio and any presentation slides will be available on DXC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until June 1, 2017. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 9327678. A replay of this webcast will also be available on DXC’s Investor Relations website.

Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, consolidated segment operating income and margin, consolidated segment adjusted operating income and margin, consolidated segment commercial operating income and margin, earnings before interest and taxes (EBIT) and margin, adjusted EBIT and margin, non-GAAP income from continuing operations before taxes, non-GAAP net income from continuing operations, non-GAAP EPS from continuing operations and adjusted free cash flow. Reconciliations of the preliminary non-GAAP measures to the respective most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.

About DXC

DXC is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC is recognized among the best corporate citizens globally. For more information, visit DXC’s website at www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2016 and DXC’s (formerly named Everett SpinCo, Inc.) Form S-4 filed on February 24, 2017 and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Neil DeSilva, Global M&A and Investor Relations, +1-703-245-9700, neildesilva@dxc.com

Business Segment Revenues and Consolidated Segment Operating Income and Margins

(preliminary and unaudited)

Business Segment Revenues

	Three months ended
(in millions)	March 31, 2017	April 1, 2016	% Change	% Change in constant currency(1)
Global Business Services	$1,043	$941	10.8%	14.2%
Global Infrastructure Services	846	866	(2.3)%	0.2%

Total Revenues	$1,889	$1,807	4.5%	7.5%

	Twelve months ended
(in millions)	March 31, 2017	April 1, 2016	% Change	% Change in constant currency(1)
Global Business Services	$4,173	$3,637	14.7%	18.0%
Global Infrastructure Services	3,434	3,469	(1.0)%	2.0%

Total Revenues	$7,607	$7,106	7.1%	10.2%

(1)	Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-GAAP measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

Consolidated Segment Operating Income and Margins

	Three months ended
	March 31, 2017		April 1, 2016
(in millions)	Consolidated segment operating income	Consolidated segment operating margin	Consolidated segment operating income	Consolidated segment operating margin
Global Business Services	$36	3.5%	$82	8.7%
Global Infrastructure Services	21	2.5%	29	3.3%

Consolidated Segment Commercial Operating Income	57	3.0%	111	6.1%
Corporate	(15)	—%	(18)	—%

Total Consolidated Segment Operating Income	$42	2.2%	$93	5.1%

	Twelve months ended
	March 31, 2017		April 1, 2016
(in millions)	Consolidated segment operating income	Consolidated segment operating margin	Consolidated segment operating income	Consolidated segment operating margin
Global Business Services	$305	7.3%	$381	10.5%
Global Infrastructure Services	107	3.1%	216	6.2%

Consolidated Segment Commercial Operating Income	412	5.4%	597	8.4%
Corporate	(55)	—%	(82)	—%

Total Consolidated Segment Operating Income	$357	4.7%	$515	7.2%

Consolidated Statements of Operations

(preliminary and unaudited)

	Three months ended		Twelve months ended
(in millions, except per-share amounts)	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
Revenues	$1,889	$1,807	$7,607	$7,106

Costs of services	1,414	1,460	5,545	5,185
Selling, general and administrative	348	251	1,279	1,040
Depreciation and amortization	153	155	647	658
Restructuring costs	153	11	238	23
Separation costs	—	9	—	19
Interest expense	30	31	117	123
Interest income	(9)	(12)	(35)	(38)
Debt extinguishment costs	—	95	—	95
Other income, net	(13)	(6)	(10)	(9)

Total costs and expenses	2,076	1,994	7,781	7,096

(Loss) income from continuing operations, before taxes	(187)	(187)	(174)	10
Income tax benefit	(49)	(79)	(74)	(62)

(Loss) income from continuing operations	(138)	(108)	(100)	72
(Loss) income from discontinued operations, net of taxes	—	(25)	—	191

Net (loss) income	(138)	(133)	(100)	263
Less: net income attributable to noncontrolling interest, net of tax	10	—	23	12

Net (loss) income attributable to CSC common stockholders	$(148)	$(133)	$(123)	$251

(Loss) earnings per common share
Basic:
Continuing operations	$(1.05)	$(0.78)	$(0.88)	$0.51
Discontinued operations	—	(0.18)	—	1.31

	$(1.05)	$(0.96)	$(0.88)	$1.82

Diluted:
Continuing operations	$(1.05)	$(0.78)	$(0.88)	$0.50
Discontinued operations	—	(0.18)	—	1.28

	$(1.05)	$(0.96)	$(0.88)	$1.78

Cash dividend per common share	$0.14	$0.14	$0.56	$2.99

Weighted average common shares outstanding for:
Basic EPS	141.16	138.05	140.39	138.28
Diluted EPS	141.16	138.05	140.39	141.33

Selected Consolidated Balance Sheet Data

(preliminary and unaudited)

	As of
(in millions)	March 31, 2017	April 1, 2016
Assets
Cash and cash equivalents	$1,263	$1,178
Receivables, net	1,643	1,831
Prepaid expenses and other current assets	341	403

Total current assets	3,247	3,412

Intangible assets, net	1,794	1,328
Goodwill	1,855	1,277
Deferred income taxes, net	381	345
Property and equipment, net	903	1,025
Other assets	483	349

Total Assets	$8,663	$7,736

Liabilities
Short-term debt and current maturities of long-term debt	$738	$710
Accounts payable	410	341
Accrued payroll and related costs	248	288
Accrued expenses and other current liabilities	998	720
Deferred revenue and advance contract payments	518	509
Income taxes payable	38	40

Total current liabilities	2,950	2,608

Long-term debt, net of current maturities	2,225	1,934
Non-current deferred revenue	286	348
Non-current pension obligations	342	298
Non-current income tax liabilities and deferred tax liabilities	423	356
Other long-term liabilities	271	160

Total Liabilities	6,497	5,704

Total Equity	2,166	2,032
Total Liabilities and Equity	$8,663	$7,736

Consolidated Statements of Cash Flows

(preliminary and unaudited)

	Twelve months ended
(in millions)	March 31, 2017	April 1, 2016
Cash flows from operating activities:
Net (loss) income	$(100)	$263
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	658	767
Pension & other post-employment benefits, actuarial & settlement losses	87	92
Share-based compensation	75	45
Deferred taxes	(92)	(37)
Loss (gain) on dispositions	6	(41)
Provision for losses on accounts receivable	4	6
Unrealized foreign currency exchange losses	24	43
Impairment losses and contract write-offs	8	2
Debt extinguishment costs	—	95
Amortization of prepaid debt issuance costs	17	—
Cash surrender value in excess of premiums paid	(7)	(10)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	586	129
Increase in deferred purchase price receivable	(252)	—
Increase in prepaid expenses and other current assets	(29)	(15)
Increase (decrease) in accounts payable and accruals	54	(357)
SEC settlement related charges	—	(190)
(Decrease) increase in income taxes payable and income tax liability	(32)	58
(Decrease) in advances contract payments and deferred revenue	(67)	(37)
Other operating activities, net	38	(11)

Net cash provided by operating activities	978	802

Cash flows from investing activities:
Purchases of property and equipment	(246)	(356)
Payments for outsourcing contract costs	(101)	(101)
Short-term investing	—	(70)
Software purchased and developed	(140)	(184)
Payments for acquisitions, net of cash acquired	(434)	(554)
Business dispositions	3	37
Proceeds from sale of assets	57	61
Other investing activities, net	(65)	(13)

Net cash used in investing activities	(926)	(1,180)

Cash flows from financing activities:
Borrowings of commercial paper	2,191	821
Repayments of commercial paper	(2,086)	(263)
Borrowings under lines of credit and short-term debt	920	2,206
Repayment of borrowings under lines of credit	(789)	(1,825)
Borrowings on long-term debt, net of discount	159	928
Principal payments on long-term debt	(313)	(1,869)
Proceeds from structured sale of facility	85	—
Proceeds from stock options and other common stock transactions	54	82
Taxes paid related to net share settlements of share-based compensation awards	(13)	(48)
Debt extinguishment costs	—	(95)
Repurchase of common stock and advance payment for accelerated share repurchase	—	(73)
Dividend payments	(78)	(430)
Borrowings for CSRA spin transaction	—	1,508
Transfers of cash to CSRA upon Separation	—	(1,440)
Other financing activities, net	(37)	13

Net cash provided by (used in) financing activities	93	(485)

Effect of exchange rate changes on cash and cash equivalents	(60)	(57)

Net increase (decrease) in cash and cash equivalents	85	(920)
Cash and cash equivalents at beginning of year	1,178	2,098

Cash and cash equivalents at end of year	$1,263	$1,178

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the consolidated financial information of CSC. These non-GAAP financial measures include constant currency, consolidated segment operating income and margin, consolidated segment adjusted operating income and margin, consolidated segment commercial operating income and margin, earnings before interest and taxes (EBIT) and margin, adjusted EBIT and margin, non-GAAP income from continuing operations before taxes, non-GAAP net income from continuing operations, non-GAAP EPS from continuing operations and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a U.S. GAAP basis. Non-GAAP financial measures exclude certain items otherwise required by U.S. GAAP which management believes are not indicative of core operating performance. We believe these non-GAAP measures allow investors to better understand the financial performance of CSC exclusive of the impacts of corporate wide strategic decisions. We believe that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. We believe the non-GAAP measures provided are also considered important measures by financial analysts covering CSC as equity research analysts publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures we present. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in CSC’s industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies. Consolidated segment operating income and consolidated segment adjusted operating income are useful measures in evaluating the financial performance of CSC’s core segment business operations on a more comparable basis year-over-year. However, these measures could limit one’s ability to assess CSC’s financial performance by excluding corporate G&A and certain other items. To compensate for this limitation, we provide a reconciliation between these measure and income from continuing operations, before taxes, which is the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP.

Reconciliation of Non-GAAP Financial Measures

CSC’s non-GAAP adjustments include:

•	Restructuring costs - Reflects restructuring costs related to workforce optimization and real estate charges.

•	Transaction and integration-related costs - Reflects costs related to (1) the fiscal 2016 separation of NPS, (2) integration planning, financing and advisory fees associated with the merger with HPES and (3) acquisitions and related intangible amortization.

•	Certain overhead costs - Reflects certain fiscal 2016 costs historically allocated to our former NPS segment but not included in discontinued operations due to accounting rules. These costs are expected to be largely eliminated on a prospective basis.

•	U.S. Pension and OPEB - Reflects the impact of certain U.S. pension and OPEB plans historically included in CSC’s financial results that have been transferred to CSRA as part of the separation of NPS segment.

•	Pension and OPEB actuarial and settlement losses - Reflects pension and OPEB actuarial and settlement losses from mark-to-market accounting.

•	SEC settlement-related items - Reflects costs associated with certain SEC charges and settlements.

•	Debt extinguishment costs - Reflects costs related to the fiscal 2016 redemption of all outstanding 6.50% term notes due March 2018.

•	Tax adjustment - Reflects the adoption of a new accounting standard in fiscal 2016 changing excess tax benefits on share-based compensation to be recorded as a reduction to income tax expense, the release of tax valuation allowances in certain jurisdictions and the application of an approximate 20% tax rate for fiscal 2016 periods, which is at the low end of the prospective targeted effective tax rate range of 20% to 25% and effectively excludes the impact of discrete tax adjustments for those periods.

Consolidated Segment Operating Income and Consolidated Segment Adjusted Operating Income

We define consolidated segment operating income as revenues less costs of services, associated depreciation and amortization expense, restructuring costs, and segment SG&A expenses. Consolidated segment operating income excludes pension and OPEB actuarial and settlement losses and corporate G&A, which is largely associated with centrally managed overhead and shared-services functions which are not controlled by segment level leadership nor directly related to CSC’s core segment business operations. Consolidated segment adjusted operating income further excludes the impacts of corporate wide strategic decisions, such as segment related restructuring and other transaction costs. We define consolidated segment operating margin and consolidated segment adjusted operating margin as consolidated segment operating income and consolidated segment adjusted operating income as a percentage of revenues. A reconciliation of consolidated segment operating income and consolidated segment adjusted operating income to income from continuing operations, before taxes is as follows:

	Three months ended		Twelve months ended
(in millions)	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
Consolidated segment adjusted operating income	$235	$138	$755	$632
Restructuring costs	(153)	(21)	(247)	(66)
Transaction and integration-related costs	(40)	(24)	(151)	(41)
Certain overhead costs	—	—	—	(48)
U.S. Pension and OPEB	—	—	—	38

Consolidated segment operating income	42	93	357	515
Corporate G&A	(135)	(45)	(372)	(216)
Pension and OPEB actuarial and settlement losses	(86)	(118)	(87)	(99)
Separation costs	—	(9)	—	(19)
Interest expense	(30)	(31)	(117)	(123)
Interest income	9	12	35	38
Debt extinguishment costs	—	(95)	—	(95)
Other income, net	13	6	10	9

(Loss) income from continuing operations, before taxes	$(187)	$(187)	$(174)	$10

Consolidated segment adjusted operating margin	12.4%	7.6%	9.9%	8.9%
Consolidated segment operating margin	2.2%	5.1%	4.7%	7.2%

EBIT and Adjusted EBIT

A reconciliation of adjusted EBIT and EBIT to net income (loss) is as follows:

	Three months ended		Twelve months ended
(in millions)	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
Adjusted EBIT	$216	$123	$627	$503
Restructuring costs	(153)	(21)	(247)	(66)
Transaction and integration-related costs	(143)	(57)	(385)	(93)
SEC settlement-related items	—	—	—	(5)
Pension and OPEB actuarial and settlement losses	(86)	(118)	(87)	(99)
Debt extinguishment costs	—	(95)	—	(95)
Certain overhead costs	—	—	—	(88)
U.S. Pension and OPEB	—	—	—	38

EBIT	(166)	(168)	(92)	95
Interest expense	(30)	(31)	(117)	(123)
Interest income	9	12	35	38
Income tax benefit	49	79	74	62

(Loss) income from continuing operations	(138)	(108)	(100)	72
(Loss) income from discontinued operations, net of taxes	—	(25)	—	191

Net (loss) income	$(138)	$(133)	$(100)	$263

Adjusted EBIT margin	11.4%	6.8%	8.2%	7.1%
EBIT margin	(8.8)%	(9.3)%	(1.2)%	1.3%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

	Three month ended		Twelve months ended
(in millions)	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
Net cash provided by operating activities	$173	$60	$978	$802
Net cash used in investing activities(1)	(84)	(447)	(840)	(1,126)
Acquisitions, net of cash acquired	—	289	434	554
Business dispositions	(3)	—	(3)	(37)
Short-term investments	—	(1)	—	70
Payments on capital leases and other long-term asset financings	(26)	(31)	(145)	(166)
Payments on separation and other transaction costs	70	8	268	79
Payments on restructuring costs	56	56	141	173
SEC settlement-related payments, net	—	—	—	187
Sale of accounts receivables	18	—	(223)	(239)
Certain overhead costs	—	—	—	22

Adjusted free cash flow	$204	$(66)	$610	$319

(1)	Excludes capital expenditures financed through CSC Finco and other investments.

Consolidated Segment Adjusted Operating Income and Margins

A reconciliation of consolidated segment operating income to consolidated segment adjusted operating income is as follows:

	Three months ended March 31, 2017
(in millions)	Consolidated segment operating income	Restructuring costs	Transaction and integration- related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$36	$(88)	$(20)	$144	13.8%
Global Infrastructure Services	21	(65)	(18)	$104	12.3%

Total Commercial	57	(153)	(38)	248	13.1%
Corporate and Eliminations	(15)	—	(2)	(13)	—

Total	$42	$(153)	$(40)	$235	12.4%

	Three months ended April 1, 2016
(in millions)	Consolidated segment operating income	Restructuring costs	Transaction and integration- related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$82	$(10)	$(12)	$104	11.1%
Global Infrastructure Services	29	(11)	(12)	$52	6.0%

Total Commercial	111	(21)	(24)	156	8.6%
Corporate and Eliminations	(18)	—	—	$(18)	—

Total	$93	$(21)	$(24)	$138	7.6%

	Twelve months ended March 31, 2017
(in millions)	Consolidated segment operating income	Restructuring costs	Transaction and integration- related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$305	$(116)	$(77)	$498	11.9%
Global Infrastructure Services	107	(131)	(71)	309	9.0%

Total Commercial	412	(247)	(148)	807	10.6%
Corporate and Eliminations	(55)	—	(3)	(52)	—%

Total	$357	$(247)	$(151)	$755	9.9%

	Twelve months ended April 1, 2016
(in millions)	Consolidated segment operating income	Certain overhead costs	U.S Pension & OPEB	Restructuring costs	Transaction and integration- related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$381	$—	$11	$(37)	$(16)	$423	11.6%
Global Infrastructure Services	216	—	27	(28)	(20)	237	6.8%

Total Commercial	597	—	38	(65)	(36)	660	9.3%
Corporate and Eliminations	(82)	(48)	—	(1)	(5)	(28)	—%

Total	$515	$(48)	$38	$(66)	$(41)	$632	8.9%

Non-GAAP Results

A reconciliation of non-GAAP results to the respective most directly comparable financial measure calculated and presented in accordance with GAAP is as follows:

	Three months ended March 31, 2017
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration- related costs	Pension & OPEB actuarial & settlement losses	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$1,414	$—	$—	$(71)	$1,343

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	$348	$—	$(119)	$(15)	$214

(Loss) income from continuing operations, before taxes	$(187)	$(153)	$(147)	$(86)	$199
Income tax (benefit) expense	(49)	(17)	(37)	(17)	22

(Loss) income from continuing operations	$(138)	$(136)	$(110)	$(69)	$177

Net (loss) income	$(138)	$(136)	$(110)	$(69)	$177
Less: net income attributable to noncontrolling interest, net of tax	10	—	—	—	10

Net (loss) income attributable to CSC common stockholders	$(148)	$(136)	$(110)	$(69)	$167

Effective tax rate	26.2%				11.1%

Basic EPS from continuing operations	$(1.05)	$(0.96)	$(0.78)	$(0.49)	$1.18
Diluted EPS from continuing operations	$(1.05)	$(0.93)	$(0.76)	$(0.47)	$1.15

Weighted average common shares outstanding for:
Basic EPS	141.16	141.16	141.16	141.16	141.16
Diluted EPS	141.16	145.68	145.68	145.68	145.68

	Twelve months ended March 31, 2017
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration- related costs	Pension & OPEB actuarial & settlement losses	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$5,545	$—	$—	$(72)	$5,473

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	$1,279	$—	$(305)	$(15)	$959

(Loss) income from continuing operations, before taxes	$(174)	$(247)	$(403)	$(87)	$563
Income tax (benefit) expense	(74)	(39)	(111)	(17)	93

(Loss) income from continuing operations	$(100)	$(208)	$(292)	$(70)	$470

Net (loss) income	$(100)	$(208)	$(292)	$(70)	$470
Less: net income attributable to noncontrolling interest, net of tax	23	—	—	—	23

Net (loss) income attributable to CSC common stockholders	$(123)	$(208)	$(292)	$(70)	$447

Effective tax rate	42.5%				16.5%

Basic EPS from continuing operations	$(0.88)	$(1.48)	$(2.08)	$(0.50)	$3.18
Diluted EPS from continuing operations	$(0.88)	$(1.44)	$(2.02)	$(0.49)	$3.10

Weighted average common shares outstanding for:
Basic EPS	140.39	140.39	140.39	140.39	140.39
Diluted EPS	140.39	144.31	144.31	144.31	144.31

	Three months ended April 1, 2016
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration- related costs	Pension & OPEB actuarial & settlement losses	Debt extinguishment costs	Tax adjustment	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$1,460	$—	$—	$(116)	$—	$—	$1,344

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	$251	$—	$(40)	$(2)	$—	$—	$209

(Loss) income from continuing operations, before taxes	$(187)	$(21)	$(57)	$(118)	$(100)	$—	$109
Income tax benefit	(79)	(4)	(10)	(24)	(40)	6	(7)

(Loss) income from continuing operations	$(108)	$(17)	$(47)	$(94)	$(60)	$(6)	$116

Net (loss) income	$(133)	$(17)	$(47)	$(94)	$(60)	$(6)	$91
Less: net income attributable to noncontrolling interest, net of tax	—	—	—	—	—	—	—

Net (loss) income attributable to CSC common stockholders	$(133)	$(17)	$(47)	$(94)	$(60)	$(6)	$91

Effective tax rate	42.2%						(6.4)%

Basic EPS from continuing operations	$(0.78)	$(0.12)	$(0.34)	$(0.68)	$(0.43)	$(0.04)	$0.84
Diluted EPS from continuing operations	$(0.78)	$(0.12)	$(0.33)	$(0.66)	$(0.42)	$(0.04)	$0.82

Weighted average common shares outstanding for:
Basic EPS	138.05	138.05	138.05	138.05	138.05	138.05	138.05
Diluted EPS	138.05	141.61	141.61	141.61	141.61	141.61	141.61

	Twelve months ended April 1, 2016
(in millions, except per-share amounts)	As reported	Certain overhead costs	U.S. pension and OPEB	Transaction and integration- related costs	Restructuring costs	Pension & OPEB actuarial & settlement losses	SEC settlement- related items	Debt extinguishment costs	Tax adjustment	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$5,185	$(41)	$32	$(5)	$—	$(100)	$—	$—	$—	$5,071

Selling, general and administrative (excludes depreciation and amortization and SEC settlement related charges and restructuring costs)	$1,040	$(47)	$6	$(55)	$—	$1	$(5)	$—	$—	$940

Income from continuing operations, before taxes	$10	$(88)	$38	$(95)	$(66)	$(99)	$(5)	$(100)	$—	$425
Income tax (benefit) expense	(62)	(34)	15	(23)	(18)	(18)	(2)	(40)	(4)	62

Income from continuing operations	$72	$(54)	$23	$(72)	$(48)	$(81)	$(3)	$(60)	$4	$363

Net income	$263	$(54)	$23	$(72)	$(48)	$(81)	$(3)	$(60)	$4	$554

Less: net income attributable to noncontrolling interest, net of tax	12	—	—	—	—	—	—	—	—	12

Net income attributable to CSC common stockholders	$251	$(54)	$23	$(72)	$(48)	$(81)	$(3)	$(60)	$4	$542

Effective Tax Rate	(620.0)%									14.6%

Basic EPS from continuing operations	$0.51	$(0.39)	$0.17	$(0.52)	$(0.35)	$(0.59)	$(0.02)	$(0.43)	$0.03	$2.63
Diluted EPS from continuing operations	$0.50	$(0.38)	$0.16	$(0.51)	$(0.34)	$(0.57)	$(0.02)	$(0.42)	$0.03	$2.57

Weighted average common shares outstanding for:
Basic EPS	138.28	138.28	138.28	138.28	138.28	138.28	138.28	138.28	138.28	138.28
Diluted EPS	141.33	141.33	141.33	141.33	141.33	141.33	141.33	141.33	141.33	141.33